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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                         March 19, 2001 (March 17, 2001)
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                                  PHYCOR, INC.
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             (Exact name of registrant as specified in its charter)


    Tennessee                      0-19786                  62-13344801
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 (State or Other              (Commission File           (I.R.S. Employer
 Jurisdiction of                   Number)                Identification
  Incorporation)                                              Number)


                            30 Burton Hills Boulevard
                                    Suite 400
                           Nashville, Tennessee 37215
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               (Address of principal executive offices) (Zip Code)

                                 (615) 665-9066
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              (Registrant's telephone number, including area code)


                                 Not applicable
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          (Former name or former address, if changed since last report)



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ITEM 5.    OTHER EVENTS

           PhyCor, Inc. (the "Company") has entered into limited forbearance agreements with noteholders representing 57% in the aggregate principal amount of the Company's outstanding 4.5% Convertible Subordinated Debentures Due 2003, with a principal amount outstanding of $196.5 million (the "Notes"). As previously announced, the Company failed to make the February 15, 2001 interest payment on the Notes. As of March 17, 2001, the Company's failure to make the interest payment caused an event of default ("Event of Default") under the terms of the Indenture related to the Notes. Pursuant to the forbearance agreements, the holders have agreed not to take action under the Notes until March 31, 2001, subject to automatic 10 business day extensions. The Company has initiated discussions with an informal committee of holders of the Notes regarding a possible restructuring.

           In addition, under the Company's Fourth Amended and Restated Revolving Credit Agreement dated as of August 25, 2000, as amended (the "Credit Facility"), this Event of Default under the Notes permits the Majority Banks (as defined in the Credit Facility) to require the Company to collateralize with cash all outstanding letters of credit. Currently $6.1 million would be required to satisfy this obligation. The Company anticipates obtaining a waiver from the Majority Banks. Finally, if the Notes were to be accelerated, an event of default would occur under the Company's Zero Coupon Convertible Subordinated Notes Due 2014 with a present value of approximately $109 million (the "Warburg Notes"), held by affiliates of Warburg, Pincus & Co. ("Warburg, Pincus"). The Company has obtained a waiver and forbearance agreement through June 30, 2001 from Warburg, Pincus relating to the possible default under the Warburg Notes, subject to earlier termination in certain circumstances.

           There can be no assurance that the Company will obtain a continuation of the forbearance agreements or the waivers from the holders of the Notes, the Majority Banks or Warburg, Pincus. Failure to obtain a continuation of the agreements or waivers could have a material adverse effect on the Company.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PHYCOR, INC.



                                    By: /s/ Tarpley B. Jones
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                                        Tarpley B. Jones
                                        Executive Vice President and
                                        Chief Financial Officer

Date:  March 19, 2001










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